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                                                                  EXHIBIT 2.3
                                    GUARANTY


         GUARANTY, dated as of June 30, 1995, by XTRA CORPORATION, a Delaware corporation (the "GUARANTOR"), in favor of each of the Banks (as such term is defined in the Credit Agreement referred to below). In consideration of the Banks extending time, credit or banking facilities or accommodations to XTRA, Inc., a Maine corporation, and its successors (the "COMPANY"), the Guarantor agrees as follows:

         1.      GUARANTY OF PAYMENT AND PERFORMANCE.       The Guarantor
hereby irrevocably, absolutely and unconditionally guarantees to the Banks the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Company to the Banks, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising (collectively, the "OBLIGATIONS") under that certain Credit Agreement of even date herewith (as extended, renewed, amended, restated or otherwise supplemented from time to time, the "CREDIT AGREEMENT") among the Company, the Banks from time to time parties thereto, and Bank of America National Trust and Savings Association and The First National Bank of Boston, as Administrative Agent and Documentation Agent, respectively, for the Banks thereunder. Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Banks first attempt to collect any of the Obligations from the Company or resort to any security or other means of obtaining payment of the Obligations which the Banks may now have or may acquire after the date hereof, or upon any other contingency whatsoever. Should the Company default in the full and punctual payment or performance of any of the Obligations, the liabilities and obligations of the Guarantor hereunder shall become immediately due and payable, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Banks on any number of occasions.

         2.      GUARANTOR'S AGREEMENT TO PAY.     The Guarantor further
agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent for the benefit of the Banks, on

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demand, all costs and expenses (including court costs and reasonable legal fees and expenses) incurred or expended by the Banks in connection with the Obligations, this Guaranty and the enforcement thereof.

         3.      LIMITED GUARANTY.         The liability of the Guarantor shall
be limited to the Obligations and the obligations of the Guarantor described in
SECTION 2 hereof.

         4. WAIVERS BY GUARANTOR; BANKS' FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank with respect thereto. The Guarantor waives, to the maximum extent permitted by law, presentment, demand, protest, notice of acceptance, notice of Obligations incurred, notice of default or nonpayment, notice of dishonor and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees, to the maximum extent permitted by law, that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (I) the failure of any Bank or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the Company; (II) any extensions or renewals of any Obligation;
(III) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement or instrument evidencing, securing or otherwise executed in connection with any Obligation; (IV) the substitution or release of any entity primarily or secondarily liable for any Obligation; (V) the adequacy of any rights any Bank or the Administrative Agent may have against any collateral or other means of obtaining repayment of the Obligations; (VI) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights any Bank or the Administrative Agent might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or
(VII) to the fullest extent permitted by applicable law, any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or

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otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

         5.      UNENFORCEABILITY OF OBLIGATIONS AGAINST COMPANY.   If for any
reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, of if any of the Obligations have become irrecoverable from the Company by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement or instrument evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

         6.      WAIVER OF SUBROGATION; SUBORDINATION.      Notwithstanding any
other provision of this Guaranty, until such time as all of the Obligations shall have been paid and performed in full and the Credit Agreement and all Commitments thereunder shall have terminated pursuant to the terms thereof, the Guarantor hereby waives all rights of subrogation against the Company arising as a result of payment by the Guarantor hereunder and will not prove any claim in competition with any Bank in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature. The Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the "SUBROGATION WAIVER") is given as an inducement to the Banks to consummate the transactions contemplated by the Credit Agreement and any other agreement referred to therein and, in consideration of the willingness of the Banks to consummate said transactions, the Guarantor agrees that it shall not in any way amend or modify the Subrogation Waiver without the prior written consent of the Banks. The Guarantor further acknowledges that the Subrogation Waiver is made for the benefit of any and all creditors of the Company, whether existing on the date hereof or thereafter arising, whether the claim of any such creditor against the Company is direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise. The Subrogation Waiver and the provisions of this section shall survive the expiration or termination of the Credit Agreement and all Commitments thereunder, this Guaranty and the

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other Loan Documents.  Until such time as all of the Obligations shall have been paid and performed in full and the Credit Agreement and all Commitments thereunder shall have been terminated pursuant to the terms thereof, the Guarantor will not claim any set-off or counterclaim against the Company in respect of any liability of the Guarantor to the Company; the Guarantor will not claim any set- off or counterclaim (other than any compulsory counterclaim) against any Bank in any proceeding or action to enforce this Guaranty; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent or any Bank. The payment of any amounts due with respect to any indebtedness of the Company now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any Event of Default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to the Guarantor. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amount shall be collected, enforced and received by the Guarantor as trustee for the Banks and be paid over to the Administrative Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

         7. SETOFF. The Administrative Agent and each of the Banks is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty.

         8. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Guarantor hereby represents, warrants, and covenants to and with the Banks that:

                 8.1.  (a)  CORPORATE STATUS.    The Guarantor is a corporation
         duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its property, conduct its business as now being conducted and to make and perform this Guaranty and the transactions contemplated hereby, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature and extent of the business conducted by it, or property owned by it, and applicable law

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         required such qualification, except where the failure to so qualify would not have a material adverse effect on the Guarantor and its Subsidiaries, taken as a whole.

                          (b)     AUTHORIZATION.   The execution, delivery and
         performance of this Guaranty by the Guarantor have been duly authorized by all necessary corporate action and will not violate any provision of law or any order of any court or governmental agency or the charter, or other incorporation papers or bylaws (or the equivalent thereof) of the Guarantor or conflict with, or result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of the Guarantor pursuant to any agreement, indenture or other instrument to which it is a party or by which it may be bound which would have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

                          (c)     LITIGATION.      Except as disclosed to the
         Banks in writing prior to the execution hereof, no action, suit, investigation or proceeding is pending or known to be threatened against or affecting the Guarantor which, if adversely determined, would have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

                          (d)     ABSENCE OF DEFAULT.      The Guarantor is
         not in default under any provision of its charter, or other incorporation papers, bylaws (or the equivalent thereof) or stock provisions or any amendment of any thereof, or any provision of law, or of any agreement, note, indenture or other instrument to which it is a party or by which it or any of its property is bound, or of any order of any court or public body or authority by which it or any of its property is bound, which would have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

                          (e)     NO CONSENTS REQUIRED.    No license, consent
         or approval of or filing with any governmental body or other regulatory authority is required for the making and performance of this Guaranty by the Guarantor or any instrument or transaction contemplated herein. The Guarantor


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         holds all certificates and authorizations of all governmental agencies and authorities required by law to enable it to engage in the business currently transacted by it, except where the failure to obtain such certificates and authorizations would not have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

                          (f) ENFORCEABILITY. This Guaranty has been duly executed and delivered by the Guarantor and is the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

                          (g) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Guarantor made herein shall survive until payment in full of all of the Obligations.

                 8.2      CERTAIN NEGATIVE COVENANTS.       The Guarantor
         covenants and agrees that, until all of the Obligations have been paid and satisfied in full, the Guarantor shall not create or suffer to exist any mortgage, pledge, deed of trust or security interest on the capital stock (or any indebtedness convertible into capital stock) of any of its Subsidiaries.

         9.      TERMINATION; REINSTATEMENT.       The Obligations of the
Guarantor under this Guaranty shall remain in full force and effect until all of the Obligations have been indefeasibly satisfied. This Guaranty shall continue to be effective or be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by any Bank or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

         10.     SUCCESSORS AND ASSIGNS.   The obligations represented by this
Guaranty may not be assigned or delegated by the Guarantor without the prior written consent of the Banks. This Guaranty shall be binding upon the Guarantor, its permitted successors and assigns, and shall inure to the benefit of and be enforceable by each of the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer this Guaranty


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and/or any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity and such other person or entity shall thereupon become vested to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein.

         11.     AMENDMENTS AND WAIVERS.   No amendment or waiver of any
provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless made in writing and the same shall be signed by the Banks. No failure on the part of any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights.

         12.     NOTICES.         All notices and other communications called
for hereunder shall be made in accordance with SECTION 20 of the Credit Agreement (and shall be deemed to be effective at the times provided therein), addressed as follows: if to the Guarantor, at the address set forth beneath the appropriate signature line hereto, and if to the Banks, at the respective addresses set forth for the Banks in the Credit Agreement, or at such other address as any party may designate in writing in accordance with the provisions hereof.

         13. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall be governed by, and construed in accordance with, the internal substantive law of the State of Illinois, without regard to the conflicts of law provisions thereof. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in any United States federal or Illinois state court sitting in Chicago, Illinois, and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address of the Guarantor set forth beneath the appropriate signature line hereto. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         14. WAIVER OF TRIAL BY JURY. THE GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY

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OTHER AGREEMENT, INSTRUMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

         15.     MISCELLANEOUS.   This Guaranty constitutes the entire
agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.

















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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first written above.


                                 XTRA CORPORATION


                                 By:      /s/ James R. Lajoie, Esq.
                                         ----------------------------------
                                 Title:   Vice President, General Counsel
                                          and Secretary
                                         ----------------------------------

                                 Address:  60 State Street
                                           Boston, Massachusetts 02109
                                           Attention: James R. Lajoie, Esq.
                                                       General Counsel



Accepted and Agreed to
as of June 30, 1995:

BANK OF AMERICA NATIONAL
 TRUST AND SAVINGS ASSOCIATION,
 as Administrative Agent



By:  /s/ Ann E. Mead
    -----------------------------
Title:     Vice President

Address:  1455 Market Street, 12th Floor
          San Francisco, California 94103
          Attention:  Ann E. Mead
                             Vice President